NORTHWESTERN MUTUAL SERIES FUND, INC.

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

March 1, 2019

Kate M. Fleming, President

Mason Street Advisors, LLC

720 East Wisconsin Avenue

Milwaukee, WI 53202

Re:	Agreement to Waive Mason Street Advisors, LLC Investment Advisory Fees Relating to Certain Portfolios of Northwestern Mutual Series Fund, Inc.

Dear Ms. Fleming:

This letter constitutes an agreement between Mason Street Advisors, LLC (“MSA”) and Northwestern Mutual Series Fund, Inc. (“Series Fund”) regarding the investment advisory fee for each of the Series Fund portfolios set forth below (each, a “Portfolio”). MSA agrees to waive, from May 1, 2019 through April 30, 2020 (unless renewed by the parties hereto), its investment advisory fee applicable to each Portfolio such that the investment advisory fee is as follows:

Growth Stock Portfolio

Assets	Fee
Up to $50 million	0.60%
$50 million - $100 million	0.50%
$100 million - $500 million	0.40%
$500 million - $1 billion	0.38%
Excess over $1 billion	0.36%

Focused Appreciation Portfolio

Assets	Fee
Up to $100 million	0.66%
$100 million - $500 million	0.61%
$500 million - $1 billion	0.60%
Excess over $1 billion	0.57%

Large Cap Core Stock Portfolio

Assets	Fee
Up to $50 million	0.60%
$50 million - $100 million	0.50%
$100 million - $500 million	0.40%
Excess over $500 million	0.37%

Large Cap Blend Portfolio

Assets	Fee
Up to $150 million	0.76%
$150 million - $300 million	0.69%
$300 million - $500 million	0.62%
Excess over $500 million	0.56%

Index 500 Stock Portfolio

Assets	Fee
Up to $2 billion	0.20%
Excess over $2 billion	0.18%

Large Company Value Portfolio

Assets	Fee
Up to $100 million	0.70%
$100 million - $250 million	0.65%
$250 million- $500 million	0.59%
Excess over $500 million	0.57%

Domestic Equity Portfolio

Assets	Fee
Up to $100 million	0.65%
$100 million - $250 million	0.55%
$250 million - $500 million	0.50%
$500 million - $1 billion	0.46%
Excess over $1 billion	0.44%

Equity Income Portfolio

Assets	Fee
Up to $500 million	0.60%
$500 million - $1.5 billion	0.55%
Excess over $1.5 billion	0.52%

Mid Cap Growth Stock Portfolio

Assets	Fee
Up to $50 million	0.80%
$50 million- $100 million	0.65%
$100 million- $1 billion	0.50%
Excess over $1 billion	0.49%

Index 400 Stock Portfolio

Assets	Fee
Up to $500 million	0.25%
Excess over $500 million	0.20%

Mid Cap Value Portfolio

Assets	Fee
Up to $150 million	0.79%
$150 million - $500 million	0.68%
Excess over $500 million	0.65%

Small Cap Value Portfolio

Assets	Fee
Up to $500 million	0.85%
Excess over $500 million	0.80%

International Growth

Assets	Fee
Up to $100 million	0.75%
$150 million - $250 million	0.65%
$250 million - $1 billion	0.55%
Excess over $1 billion	0.54%

Research International Core

Assets	Fee
Up to $150 million	0.83%
$150 million - $300 million	0.77%
$300 million - $500 million	0.70%
Excess over $500 million	0.63%

International Equity Portfolio

Assets	Fee
Up to $50 million	0.77%
$50 million - $500 million	0.57%
$500 million - $1 billion	0.54%
$1 billion - $1.5 billion	0.46%
Excess over $1.5 billion	0.40%

Emerging Markets Equity Portfolio

Assets	Fee
Up to $250 million	1.00%
$250 million - $500 million	0.92%
$500 million - $1 billion	0.89%
Excess over $1 billion	0.78%

Money Market Portfolio

Assets	Fee
Up to $500 million	0.30%
$500 million - $1 billion	0.29%
Excess over $1 billion	0.28%

Short-Term Bond Portfolio

Assets	Fee
Up to $100 million	0.35%
$100 million - $250 million	0.33%
$250 million - $500 million	0.30%
Excess over $500 million	0.28%

Select Bond Portfolio

Assets	Fee
Up to $2 billion	0.30%
Excess over $2 billion	0.28%

Long-Term U.S. Government Bond Portfolio

Assets	Fee
Up to $100 million	0.555%
$100 million - $250 million	0.515%
$250 million - $500 million	0.495%
Excess over $500 million	0.445%

Inflation Protection Portfolio

Assets	Fee
Up to $100 million	0.55%
$100 million - $250 million	0.50%
Excess over $250 million	0.46%

High Yield Bond Portfolio

Assets	Fee
Up to $50 million	0.60%
$50 million - $100 million	0.50%
$100 million - $1.0 billion	0.40%
Excess over $1.0 billion	0.30%

Multi-Sector Bond Portfolio

Assets	Fee
Up to $100 million	0.74%
$100 million - $250 million	0.73%
$250 million - $500 million	0.70%
Excess over $500 million	0.65%

Balanced Portfolio

All assets	0.05%

Asset Allocation Portfolio

All assets	0.05%

This letter supersedes all prior agreements between the parties relating to the same matters.

Very truly yours,

NORTHWESTERN MUTUAL SERIES FUND, INC.

By:	/s/ Kate M. Fleming
Name: Kate M. Fleming
Title: President

Agreed to and accepted:

MASON STREET ADVISORS, LLC

By:	/s/ Kate M. Fleming
Name: Kate M. Fleming
Title: President